Exhibit 99.3

Forward-Looking Statements and Risks and Future Factors Impacting Tellabs

Press releases and the reports and other documents we file with the Securities and Exchange Commission may contain or incorporate by reference forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   These statements reflect management's expectations, estimates and assumptions, based on information available at the time the document, or any document incorporated therein by reference, was prepared.   These forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. The words "anticipate," "believe," "estimate," "target," "expect," "plan," "intend," "likely," "will," "should" and similar expressions are intended to identify forward-looking statements.   Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors which may cause our actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements.   Important factors that could cause our actual operating results and financial condition to differ materially from those in forward-looking statements include, but are not limited to, those indicated below.   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to future results over time.   You are cautioned not to rely on forward-looking statements.

Our business may be adversely affected by general economic and market conditions.

Our business is subject to the effects of general economic conditions in the United States and globally, and, in particular, market conditions in the communications and networking industries.   In recent quarters, our operating results have been adversely affected as a result of recent unfavorable economic conditions and reduced capital spending throughout our customer base, particularly in the United States.   If the economic conditions in the United States and globally do not improve, or if we experience a worsening in the United States or a global economic slowdown, we may continue to experience adverse impacts on our business, operating results and financial condition.

The market for communications equipment products and services is rapidly changing.

In the past, our principal product offerings have been products designed to connect and transmit information on traditional telephony networks.   With the growth of multimedia applications and the development of enhanced Internet, data, video and voice services, our recent product offerings and research and development efforts have been and are focused on emerging technologies and network equipment, software and integration service offerings for communications equipment applications.   The market for communications network equipment, software and integration services is rapidly changing.   Our future growth will be dependent in part on our ability to develop successfully and introduce commercially new products for this market.   Our future will also depend on the growth of the communications equipment market.   The growth in the market for communications equipment products and services is dependent on a number of factors.   These factors include:

·          the amount of capital expenditures by telecommunications service providers;

·          regulatory and legal developments;

·          changes to capital expenditure rates by network providers due to consolidation among our customers;

·          the addition of new customers to the market; and

·          end-user demand for integrated Internet, data, video, voice and other network services.

We cannot predict whether the market for communications equipment products and services will develop rapidly.   The recent slowdown in the general economy, changes in the service provider market, and the constraints on capital availability have had a material adverse effect on the markets where we sell our products and services.   Also, we cannot predict with certainty technological trends or new products in this market.   In addition, we cannot predict whether our products and services will meet with market acceptance or be profitable.   We may not be able to compete successfully, and competitive pressures may adversely affect our business, operating results and financial condition.

Demand for our products may decrease if we are unable to anticipate and adapt to rapidly changing technology.

The communications equipment industry is characterized by rapid technological change.   In our industry, we also face evolving industry standards, changing market conditions and frequent new product and service introductions and enhancements.   The introduction of products using new technologies or the adoption of new industry standards can make existing products or products under development obsolete or unmarketable.   In order to grow and remain competitive, we will need to adapt to these rapidly changing technologies, to enhance our existing solutions and to introduce new solutions to address our customers' changing demands.

In addition, new product development often requires long-term forecasting of market trends, development and implementation of new technologies and processes, and a substantial capital commitment.   We have invested, and we will continue to invest, substantial resources for the development of new products.   We may experience difficulties that could delay or prevent the successful design, development, introduction or marketing of new solutions.   In addition, these new solutions and enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance.   If we fail to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or if we have any significant delays in product development or introduction, our business, operating results and financial condition could be adversely affected.

Our industry is highly competitive.

Competition in the communications equipment industry is intense.   We believe that competition may increase substantially with the increased use of broadband networks.   We believe our success in competing with other manufacturers of communications equipment products and services will depend primarily on our engineering, manufacturing and marketing skills, the price, quality and reliability of our products, our delivery and service capabilities and our control of operating expenses and management of assets.   Pricing pressures could increase from current and future competitors and customers.   Many of our foreign and domestic competitors (both current and new) have more engineering, manufacturing, marketing, financial and personnel resources available to them.   Competition may also be affected by consolidation among communications equipment providers as well as entrants into the telecommunications market.   As a result, other providers may be able to respond more quickly to new or emerging technologies and changes in customer requirements.   We cannot predict whether we will be able to compete successfully with current and future competitors using our existing and new products and services.   In addition, we believe that technological change, the increasing addition of Internet, data, video, voice and other services to networks, the possibility of regulatory changes and industry consolidation of new entrants will continue to cause rapid evolution in the competitive environment.   The full scope and nature of these changes are difficult to predict at this time.   Increased competition could lead to price cuts, reduced gross margins and loss of market share, which may adversely affect our business, operating results and financial condition.

Our operating results fluctuate significantly.

Our operating results vary significantly from quarter to quarter.   These fluctuations are the result of a number of factors, including:

·          the volume and timing of orders from and shipments to our customers;

·          the timing of and our ability to obtain new customer contracts;

·          the timing of and our ability to recognize revenue for product and service sales;

·          the timing of new product and service announcements;

·          the availability of products and services;

·          the overall level of capital expenditures by our customers;

·          the market acceptance of new and enhanced versions of our products and services or variations in the mix of products and services we sell;

·          the utilization of our production capacity and employees; and

·          the availability and cost of key components.

Our recent operating results may not be a good predictor of our results in future periods.   The recent economic downturn has caused a significant change in our short-term growth strategy and, therefore, may not be an accurate indicator of future operating results.   Our expense levels are based in part on expectations of future revenues.   If revenue levels in a particular period are lower than expected, our operating results will be adversely affected.   In addition, our operating results may be subject to seasonal factors.   With the introduction of new products and the timing of acceptance of those products by our customers, the revenues associated with the sale of such products may be deferred longer than our other legacy products.

We may not realize expected benefits from any restructuring initiatives.

We recently announced an initiative to focus our business on core operations performance by restructuring and streamlining operations.   In light of our rapidly changing market, we cannot predict whether we will realize expected synergies and improved operating performance as a result of any restructuring and streamlining of operations or whether we will need to engage in any further restructuring activities in the future.   We also cannot predict whether any restructuring and streamlining of operations will adversely affect our ability to retain key employees, which, in turn, would adversely affect our operating results.   Further, in the events the market fluctuates up or down, we may not have the appropriate level of resources and personnel to appropriately react to the change.

Conditions in international markets could affect our operations.

Due to our international sales and our international manufacturing and software development operations, we are subject to the risks of conducting business internationally.   These risks include:

·          local economic and market conditions;

·          political and economic instability;

·          unexpected changes in our impositions of legislative or regulatory requirements;

·          fluctuations in the exchange rate of the U.S. dollar;

·          tariffs and other barriers and restrictions;

·          longer payment cycles;

·          difficulties in enforcing intellectual property and contract rights;

·          greater difficulty in accounts receivable collection;

·          potentially adverse taxes; and

·          the burdens of complying with a variety of foreign laws and telecommunications standards.

We also are subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships.   We maintain business operations and have sales in many international markets.   Economic conditions in many of these markets represent significant risks to us.   We cannot predict whether our sales and business operations in these markets will be adversely affected by these conditions.   Instability in foreign markets, particularly in Asia, Latin America and the Middle East, could have a negative impact on our business, financial condition and operation results.   In addition to the effect of international economic instability on foreign sales, domestic sales to U.S. customers having significant foreign operations could be adversely impacted by these economic conditions, which may adversely affect our business, financial condition and operating results in the future.

Our intellectual property rights may not be adequate to protect our business.

Our future success depends in part upon our proprietary technology.   Although we attempt to protect our proprietary technology through patents, copyrights and trade secrets, we cannot predict whether such protection will indeed prevent others from using our technology, or whether our competitors can develop competitive technology independently without violating our proprietary rights.

We may receive third-party infringement claims related to our business.

As the competition in the communications equipment industry increases and the functionality of the products in this industry converges, companies in the communications equipment industry increasingly may become the target of infringement claims.   We have received and may continue to receive notices from third parties, including some of our competitors, claiming that we are infringing third-party patents or other proprietary rights.   Such third parties may choose to litigate their claims and we cannot predict whether we will prevail in such litigation over third-party claims.   We also cannot predict whether we will be able to secure, on commercially reasonable terms, any licenses that we may seek to secure.   Third-party claims, whether with or without merit, can result in costly litigation, divert our management's time, attention and resources, delay or halt our product shipments, require us to pay damages, require us to enter into royalty-bearing licensing arrangements or otherwise impose obligations or restrictions upon us which could adversely affect our business, financial condition and operating results.

We may be unable to identify or complete strategic dispositions, acquisitions and investments.

Our decision to dispose or otherwise exit businesses may result in the recording of accrued liabilities for special one-time charges, such as workforce reduction costs, closure of excess facilities, and excess inventory write-offs.   Furthermore, estimates with respect to the useful life and ultimate recoverability of our carrying basis of assets, including goodwill and purchased intangible assets, could change as a result of such dispositions.   Our long-term growth strategy includes the continued acquisition of, or investment by us in, complementary businesses, products, services or technologies.   We cannot assure that we will be able to identify suitable acquisitions or investment candidates.   Even if we identify suitable candidates, we cannot assure that we will be able to make acquisitions or investments on commercially acceptable terms, if at all.   If we acquire a company, we may have difficulty assimilating its businesses, products, services, technologies and personnel into our operations.   These difficulties could disrupt our ongoing business, distract our management and workforce, increase our expenses and adversely affect our operating results.   In addition, we may incur debt or be required to issue equity securities to pay for future acquisitions or investments.   The issuance of any equity securities could be dilutive to our stockholders.   We may also need to make further investments to support the acquired company and may have difficulty identifying and acquiring the appropriate resources.

We may encounter difficulties obtaining raw materials and supplies needed to make our products and retaining personnel to install and service our products.

Our ability to produce our products is dependent upon the availability of certain raw materials and supplies.   The availability of these raw materials and supplies is subject to market forces beyond our control.   From time to time there may not be sufficient quantities of raw materials and supplies in the marketplace to meet the customer demand for our products.   In addition, the costs to obtain these raw materials and supplies are subject to price fluctuations because of market demand.   Many companies utilitize the same raw materials and supplies in the production of their products as we use in our products.   Companies with more resources than our own may have a competitive advantage in obtaining raw materials and supplies due to greater buying power.   Servicing our products also requires certain raw materials, supplies and personnel.   The availability of these resources is similarly subject to market forces and availability beyond our control.   The ability to attract and retain personnel in the geographic areas that our customers need our services may also be restricted by market and competitive pressures.   Reduced supply and higher prices of raw materials, supplies and personnel may adversely affect our business, operating results and financial condition.

The regulatory environment in which we operate is changing.

The communications equipment industry is subject to regulation in the United States and other countries.   Our business is dependent upon the continued growth of the telecommunications industry in the United States and internationally.   Federal and state regulatory agencies regulate most of our domestic customers.   In early 1996, the U.S. Telecommunications Act of 1996 was enacted.   The Telecommunications Act lifted certain restrictions on the ability of companies, including the Regional Bell Operating Companies and other customers of ours, to compete with one another.   The Telecommunications Act also made other significant changes in the regulation of the telecommunications industry.   Although these changes have increased our opportunities to provide solutions for our customers' Internet, data, video and voice needs, recent consolidation and failures in the telecommunications industry have limited the number of customers available and increased the amount of excess equipment available.   Additionally, competition in our markets could intensify as a result of future changes or new regulations in the United States or internationally, which could adversely affect our business, operating results and financial condition.

Our stock price is volatile.

Based on the trading history of our common stock and the nature of the market for publicly traded securities of companies in our industry, we believe that some factors have caused and are likely to continue to cause the market price of our common stock to fluctuate substantially.   These factors include:

·          announcements of new products and services by us or our competitors;

·          quarterly fluctuations in our financial results or the financial results of our competitors or our customers;

·          customer contract awards to us or our competitors;

·          increased competition with our competitors or among our customers;

·          introduction of new competitors and technology;

·          consolidation of our customers or our competitors;

·          disputes concerning intellectual property rights;

·          developments in telecommunications regulations;

·          general conditions in the communications equipment industry; and

·          general economic conditions.

In addition, communications equipment company stocks have experienced significant price and volume fluctuations that are often unrelated to the operating performance of such companies.   This market volatility may adversely affect the market price of our common stock.

We are dependent upon key personnel.

Like all high-technology companies, our success is dependent on the efforts and abilities of our senior management and other qualified employees. Our ability to attract, retain and motivate skilled employees and other senior management personnel is critical to our continued growth.   The competition for qualified employees, and particularly engineers, programmers and systems analysts, has been and likely will continue to be intense.   In addition, because we may acquire one or more businesses in the future, our success will depend, in part, upon our ability to retain and integrate our own operations personnel with personnel from acquired entities who are necessary to the continued success or the successful integration of the acquired businesses.   Moreover, due to our recent initiative to focus our business on core operations and improve our operating performance by restructuring and streamlining operations, we cannot assure of our ability to attract and retain key personnel.

CERTIFICATIONS

I, Timothy J. Wiggins, certify that:

1.         I have reviewed this quarterly report on Form 10-Q of Tellabs, Inc.;

2.         Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.         Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.         The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)        designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)        evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)        presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.         The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)        all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)        any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.         The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 9, 2003

                                                                                                                                /s Timothy J. Wiggins
                                                                                                                                Timothy J. Wiggins
                                                                                                                                Chief Financial Officer

I, Michael J. Birck, certify that:

1.         I have reviewed this quarterly report on Form 10-Q of Tellabs, Inc.;

2.         Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.         Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.         The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)        designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)        evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c)        presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.         The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)        all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)        any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.         The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 9, 2003

                                                                                                                                /s Michael J. Birck
                                                                                                                                Michael J. Birck
                                                                                                                                Chief Executive Officer